UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 29, 2019

ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36583	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road, Suite B
Solon, Ohio		44139
(Address of principal executive offices)		(Zip Code)

(440) 715-1300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 29, 2019, Energy Focus, Inc. (the “Company”), entered into a Note Purchase Agreement with Fusion Park LLC, F&S Electronic Technology (HK) Co., Ltd., Brilliant Start Enterprises Inc., Vittorio Viarengo and Amaury Furmin (the “Investors”), for the purchase of an aggregate of $1.7 million in subordinated convertible promissory notes (the “Notes”).

The Notes, which were issued to the Investors on March 29, 2019 (the “Financing”), have a maturity date of December 31, 2021 and bear interest at a rate of five percent per annum until June 30, 2019 and at a rate of ten percent thereafter. The Notes and accrued interest will convert into shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) on April 17, 2019, if permitted without stockholder approval under the equity issuance rules of the Nasdaq Capital Market (the “Nasdaq Cap”) and to the extent sufficient shares of Series A Preferred Stock are authorized under the Company’s certificate of incorporation (the “Charter”), based on a conversion price equal to the greater of (a) the volume-weighted average price of the Company’s common stock measured over the ten trading day period ending on April 16, 2019 or (b) $0.20 (the “Conversion Rate”). If the Notes cannot fully convert on April 17, 2019 due to the Nasdaq Cap, then no portion of the Notes will convert into Series A Preferred Stock until the Company’s stockholders have approved the transaction in accordance with the Nasdaq rules. If the Series A Preferred Stock can be issued under the Nasdaq Cap, but insufficient shares are available under the Charter, then the Notes will convert in part to the extent of the authorized shares and the remainder will convert upon approval by the Company’s stockholders of an amendment to the Charter to increase the authorized number of shares.

Assuming the Company’s stockholders approve the transaction and the lowest Conversion Rate of $0.20, the maximum number of shares of Series A Preferred Stock that could be issued upon conversion of the Notes and the maximum number of shares of Common Stock that could be issued pursuant to the conversion of the Series A Preferred Stock would be 8,500,000, plus any shares issued in respect of accrued interest.

The Series A Preferred Stock was created by the filing of a Certificate of Designation by the Company with the Secretary of State of the state of Delaware for 2,000,000 authorized shares. The Series A Preferred Stock (a) has one vote per share (voting together with holders of the Company’s common stock as a single class, except as provided by law), (b) has a preference upon liquidation equal to the Conversion Rate per share and then participates on an as-converted basis with the common stock with respect to any additional distributions, (c) shall receive any dividends declared and payable on the common stock on an as-converted basis, and (d) is convertible at the option of the holder into shares of common stock on a one-for-one basis. The Company also filed a Certificate of Elimination with respect to its authorized, but unissued, Series A Participating Preferred Stock, to return such shares to the status of preferred stock available for designation as the Series A Preferred Stock.

The Note Purchase Agreement contains customary representations and warranties and provides for resale registration rights with respect to the shares of the Company’s common stock issuable upon conversion of the Series A Preferred Stock, as well as for the resignation of four members of the Board of Directors (the “Board”).

Two of the Investors, James Tu (through Fusion Park LLC) and Brilliant Start Enterprise, Inc., which invested $580,000 and $500,000, respectively, were among the parties to the Schedule 13D filed with the Securities and Exchange Commission (“SEC”) on November 30, 2018, as amended on February 26, 2019, reporting that the filing group (the “13D Group”) held a collective 17.6% ownership position in the Company. On February 21, 2019, the 13D Group entered into a settlement with the Company providing for the appointment of two directors and their nomination for election at the Company’s 2019 annual meeting of stockholders (the “Settlement Agreement”).

A copy of the Note Purchase Agreement, form of Note, Certificate of Designation and Certificate of Elimination are attached hereto as Exhibits 10.1, 10.2, 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On April 1, 2019, the Company issued a press release announcing its financial results for the quarter and year ended December 31, 2018, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference (the “Press Release”).

The information contained in Item 2.02 of this report, and the exhibit attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any document whether or not filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such document.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated herein by reference. The Notes, and any shares of Series A Preferred Stock and common stock issuable upon conversion thereof, were issued to accredited investors in reliance on the safe harbor from registration set forth in Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2019, the Company announced the resignations of Theodore L. Tewksbury III as Chairman of the Board, Chief Executive Officer and President, and Jerry Turin as Chief Financial Officer and Secretary, both effective following the Company’s filing of its Annual Report on Form 10-K on April 1, 2019 (the “10-K Filing”). Dr. Tewksbury has been serving in such capacities since February 19, 2017, and prior to such appointment, as Executive Chairman of the Board since December 12, 2016. Mr. Turin has served as Chief Financial Officer and Secretary since May 29, 2018. The Company entered into separation agreements providing for continued medical and related benefits for eighteen months and full vesting of his restricted stock units with Dr. Tewksbury and providing for continued medical and related benefits for twelve months and vesting as to one-third of his restricted stock units with Mr. Turin. Copies of each of Dr. Tewksbury’s and Mr. Turin’s separation agreements are filed herewith as Exhibits 10.3 and 10.4, respectively, and incorporated herein by reference.

Ronald Black, Marc Eisenberg and Satish Rishi resigned from the Board, also effective following the 10-K Filing. In connection with their resignations and in recognition of their service, the remaining independent directors approved the vesting of the restricted stock units granted to each of Dr. Black, Mr. Eisenberg and Mr. Rishi as of their resignation date.

In addition, in connection with the Financing, the size of the Board was reduced to five members and James Tu and Robert Farkas were appointed to the Board as of the 10-K Filing.

Mr. Tu has previously served as Executive Chairman of the Board, non-Executive Chairman of the Board, Chief Executive Officer and President from 2013 through 2017. Since 2017, Mr. Tu is the founder and Chief Executive Officer of Social Energy Partners LLC, which develops sustainability and smart building/smart city projects in the U.S., Caribbean, Southeast Asia and the Middle East. Mr. Tu is one of the Investors in the Financing purchasing $580,000 of Notes and a member of the 13D Group and a party to the Settlement Agreement.

Mr. Farkas has served in key financial and operations management roles in emerging companies and has experience in the lighting controls, communications, biotech, electrical and software industries. Mr. Farkas most recently offered a variety of consulting services at Crestview Associates, LLC, and his other past roles include serving as Vice President, Finance & Operations of The Watt Stopper, Inc., which develops and supplies lighting control products, Operations Controller of Legrand North America, Vice President and Chief Financial Officer of

NetExpress, Inc., and Vice President and Chief Financial Officer of North Star Computers, Inc. Mr. Farkas currently serves on the board of directors of Finis Inc. and Convo Communications. He is also the chair of the Menlo College’s Finance Advisory Board.

As a non-employee director, Mr. Farkas will receive (a) an annual cash retainer of $24,000 and (b) restricted stock units having an annual grant date value of $33,300 vesting over a one-year period, in each case pro-rated for service of a partial term. Mr. Farkas will also receive an annual cash retainer of $7,000 for serving as a member of the Audit and Finance Committee and of $5,000 for serving as a member of the Compensation Committee.

Effective April 2, 2019, following the transition of Board membership, the Board appointed Mr. Tu to the roles of Chief Executive Officer, President and interim Chief Financial Officer, and is conducting a search for a permanent or alternative interim Chief Financial Officer candidate. Mr. Tu’s compensation has been initially set at a base salary of $250,000.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 29, 2019, the Company filed the Certificate of Designation of the Series A Preferred Stock and the Certificate of Elimination of the Series A Participating Preferred Stock with the Secretary of State of the state of Delaware. The information set forth under Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 1, 2019, the Company issued a press release announcing the matters set forth above. The full text of the press release is furnished herewith as Exhibit 99.1.

The information contained in Item 7.01 of this report, and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any document whether or not filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such document.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit
Number	Description

3.1	Certificate of Designation of the Series A Convertible Preferred Stock.

3.2	Certificate of Elimination of the Series A Participating Preferred Stock.

10.1	Note Purchase Agreement, dated March 29, 2019, among the Company and each of the Investors.

10.2	Form of Subordinated Convertible Promissory Note entered into by the Company and each of the Investors on March 29, 2019.

10.3	Separation Agreement and Release, dated April 1, 2019, between Energy Focus, Inc. and Theodore L. Tewksbury III.

10.4	Separation Agreement and Release, dated April 1, 2019, between Energy Focus, Inc. and Jerry Turin.

99.1	Press release dated April 1, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2019

ENERGY FOCUS, INC.

	By:	/s/ Jerry Turin
	Name:	Jerry Turin
	Title:	Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description

3.1	Certificate of Designation of the Series A Convertible Preferred Stock.

3.2	Certificate of Elimination of the Series A Participating Preferred Stock.

10.1	Note Purchase Agreement, dated March 29, 2019, among the Company and each of the Investors.

10.2	Form of Subordinated Convertible Promissory Note entered into by the Company and each of the Investors on March 29, 2019.

10.3	Separation Agreement and Release, dated April 1, 2019, between Energy Focus, Inc. and Theodore L. Tewksbury III.

10.4	Separation Agreement and Release, dated April 1, 2019, between Energy Focus, Inc. and Jerry Turin.

99.1	Press release dated April 1, 2019.